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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Experts" and "Selected Financial Data," and to the use of our report dated April 22, 1998, in the Registration Statement (Form SB-2) and related Prospectus of Orthopaedic Biosystems Ltd., Inc. for the registration of shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Phoenix, Arizona
June 26, 1998